EXHIBIT 21.1

SUBSIDIARIES OF PROLOGIS, INC. AND PROLOGIS L.P.

Prologis, L.P. is a direct subsidiary of Prologis, Inc. Prologis, L.P. and its 456 domestic and 225 foreign subsidiaries are in the real estate operations, development and strategic capital business. The following is a list of additional subsidiaries of Prologis, L.P. at December 31, 2020:

Name of Entity	Jurisdiction of Organization
Entities that engage in real estate operations, development and strategic capital:
AMB Asia LLC and sixty-six foreign subsidiaries	Delaware
AMB HFC LP and seven subsidiaries	Delaware
DCT Industrial TRS Inc. and four subsidiaries	Delaware
DCT Industrial Value Fund I, Inc. and thirty-six subsidiaries	Maryland
IMD Holding Corporation and two subsidiaries	Delaware
Liberty L.P. and its fifty-nine domestic subsidiaries and eighteen foreign subsidiaries are direct subsidiaries of Liberty Property Trust	Pennsylvania
Palmtree Acquisition Corporation and forty-two subsidiaries	Delaware
PLD-TRS Holding LLC and one subsidiary	Delaware
PLD International Finance, LLC and one domestic and four foreign subsidiaries	Delaware
PLD International Holding L.P. and one hundred fifteen foreign subsidiaries	Delaware
Prologis 2, L.P. and four subsidiaries	Delaware
Prologis Brazil Logistics Partners Fund I, L.P. and six foreign subsidiaries	Delaware
Prologis USLV Operating Partnership, L.P. and one hundred eighty-four subsidiaries	Delaware
Prologis Logistics Services Incorporated and twenty-eight domestic and thirty-three foreign subsidiaries	Delaware
Prologis NA3 REIT II LLC and one subsidiary	Delaware
Prologis North American Industrial Fund II, L.P. and eleven foreign subsidiaries	Delaware
Prologis UK Holdings S.A. and forty-one foreign subsidiaries	Luxembourg

Entities that engage in providing management services:
Liberty Property Trust UK Ltd	United Kingdom
Prologis California Inc.	Delaware
Prologis Management LLC	Delaware
Prologis de Mexico S.A. de C.V.	Mexico
Prologis Japan Management LLC and two foreign subsidiaries	Delaware
Prologis Management Services Sarl and two foreign subsidiaries	Luxembourg
Prologis Directorship BV	Netherlands
Prologis Directorship II BV	Netherlands
Prologis Directorship Sarl	Luxembourg
Prologis Park Bradford Management Company Limited	United Kingdom
Prologis Park Bromford Gate Management Company Limited	United Kingdom
Prologis Park Ryton Management Company Limited	United Kingdom
Prologis Park Midpoint 2 Management Company Limited	United Kingdom
Prologis Park Littlebrook Management Company Limited	United Kingdom
Prologis B.V. and eleven foreign subsidiaries	Netherlands
Prologis UK Financial Services Limited	United Kingdom
Prologis UK Limited	United Kingdom
PLD Finance Management LLC	Delaware
PLD Finance Management BV	Netherlands
Prologis RFI DIRFT Management Limited	United Kingdom

Other entities:
Solutions Insurance Ltd.	Bermuda